UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2012

DineEquity, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

DineEquity, Inc., a Delaware corporation, held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2012. The following matters set forth in our Proxy Statement dated April 5, 2012, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

Proposal One: Election of Three Class III Directors.

The nominees listed below were elected to serve as Class III directors for a three-year term with the respective votes set forth opposite their names:

	For	Withheld	Broker Non-Votes
Richard J. Dahl	14,877,578	1,588,170	1,104,706

Stephen P. Joyce	16,434,533	31,215	1,104,706

Patrick W. Rose	16,303,874	161,874	1,104,706

The following directors continued in office after the Annual Meeting: Julia A. Stewart, Howard M. Berk, Daniel J. Brestle, Michael S. Gordon, Larry A. Kay, Caroline W. Nahas, and Gilbert T. Ray.

Proposal Two: Ratification of the Appointment of Ernst & Young LLP as the Corporation's Independent Auditor for the 2012 Fiscal Year.

The stockholders ratified the appointment of Ernst & Young LLP as independent auditor of the Corporation for the 2012 fiscal year. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
17,429,495	134,897	6,062	—

Proposal Three: Approval of the Adoption of the DineEquity, Inc. Senior Executive Incentive Plan.

The stockholders approved the adoption of the DineEquity, Inc. Senior Executive Incentive Plan. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
16,269,788	108,979	86,981	1,104,706

Proposal Four: Approval, on an Advisory Basis, of the Compensation of the Corporation's Named Executive Officers.

The stockholders approved, on an advisory basis, the compensation of the Corporation's named executive officers as disclosed in the Corporation's 2012 Proxy Statement. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
16,214,028	185,190	66,530	1,104,706

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2012	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary